Exhibit 10.3

SUBORDINATION AGREEMENT

This Subordination Agreement (this “Agreement”) is signed as of May 31, 2026 and shall be effective as of May 31, 2026 (the “Effective Date”), by and among Tacora Capital, LP, a Delaware limited partnership (“Senior Creditor”); Range Cumberland, LLC, an Ohio limited liability company (“Subordinated Creditor”); and Cumberland Coal Corporation, a Delaware corporation (“Debtor”).

RECITALS

WHEREAS, Senior Creditor is the holder of that certain Contingent Performance Note, dated as of May 31, 2026 (as amended, restated, supplemented, or otherwise modified from time to time, the “Senior Note”), issued by Cumberland Coal Holdings, LLC, Cumberland Coal Investments, LLC, CCI Series 1, LLC, CCI Series 2, LLC, CCI Series 3, LLC, CCI Series 4, LLC, CCI Series 5, LLC, CCI Series 6, LLC, CCI Series 7, LLC, CCI Series 8, LLC, CCI Series 9, LLC, CCI Series 10, LLC, CCI Series 11, LLC, and Cumberland Coal Corporation in the original principal amount of Twenty-Five Million Dollars ($25,000,000) (the “Senior Indebtedness”);

WHEREAS, Subordinated Creditor is the lender under that certain Loan Agreement, dated as of May 31, 2026 (as amended, restated, supplemented, or otherwise modified from time to time, the “Loan Agreement”), by and between Debtor and Subordinated Creditor, pursuant to which Subordinated Creditor has agreed to make advances to Debtor in an aggregate principal amount not to exceed Four Million and 00/100 Dollars ($4,000,000.00), which loan is evidenced by that certain Draw Note, dated as of May 31, 2026 (as amended, restated, supplemented, or otherwise modified from time to time, the “Subordinated Note”), executed by Debtor in favor of Subordinated Creditor (the indebtedness evidenced by the Subordinated Note, together with all interest, fees, costs, expenses, and other amounts payable thereunder or under the Loan Agreement, collectively, the “Subordinated Indebtedness”);

WHEREAS, Subordinated Creditor holds a security interest in substantially all of the personal property and fixtures of Debtor pursuant to that certain Security Agreement, dated as of May 31, 2026 (as amended, restated, supplemented, or otherwise modified from time to time, the “Security Agreement”), by and between Debtor, as grantor, and Subordinated Creditor, as secured party (the Loan Agreement, the Subordinated Note, the Security Agreement, and all other documents, instruments, and agreements executed in connection therewith, collectively, the “Subordinated Loan Documents”);

WHEREAS, the Senior Note provides that the Contingent Performance Note shall be kept in a position as if it were in first priority lien position and that no security interest (other than any security interest of Debtor’s bond insurers – if those are determined to be superior to the Senior Note) shall be superior to the Senior Note unless Senior Creditor has agreed in writing to such priority;

WHEREAS, Senior Creditor has not taken a secured position with respect to the Senior Indebtedness but requires that its rights to payment under the Senior Note be superior to and have priority over the rights of Subordinated Creditor under the Subordinated Loan Documents; and

WHEREAS, Subordinated Creditor has agreed to subordinate the Subordinated Indebtedness and all of its rights under the Subordinated Loan Documents to the Senior Indebtedness and the rights of Senior Creditor under the Senior Note, upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE 1. DEFINITIONS

1.1. Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

“Bankruptcy Proceeding” means any voluntary or involuntary case, proceeding, or action commenced under Title 11 of the United States Code (the “Bankruptcy Code”), or any other federal, state, or foreign bankruptcy, insolvency, reorganization, receivership, assignment for the benefit of creditors, composition, or similar law, with respect to the Debtor or any of its assets.

“Distribution” means any payment, distribution, or transfer of cash, property, securities, or other consideration, whether direct or indirect, on account of or in respect of any indebtedness of Debtor, including any payment of principal, interest, fees, costs, expenses, or other amounts, whether by set-off, redemption, purchase, or otherwise.

“Enforcement Action” means the exercise of any right or remedy with respect to any Subordinated Indebtedness or the Subordinated Loan Documents, including the acceleration of any Subordinated Indebtedness, the commencement or prosecution of any action, suit, or proceeding to collect any Subordinated Indebtedness, the exercise of any right of set-off, the foreclosure or realization upon any collateral, the filing of any claim or proof of claim in any Bankruptcy Proceeding, or the taking of any action to enforce any judgment or other recovery.

“Net Sale Value” shall have the meaning ascribed to such term in the Senior Note.

“Sale Transaction” shall have the meaning ascribed to such term in the Senior Note.

“Senior Indebtedness” means all indebtedness, obligations, and liabilities of the Debtor and all other obligors under the Senior Note, whether now existing or hereafter arising, including all principal, interest (including late payment interest at the rate of eighteen percent (18%) per annum as provided in the Senior Note), fees, costs, expenses, and other amounts payable under or in connection with the Senior Note, up to the full Contingent Performance Note Value of Twenty-Five Million Dollars ($25,000,000).

ARTICLE 2. SUBORDINATION

2.1. Subordination of Subordinated Indebtedness. Subordinated Creditor hereby irrevocably and unconditionally subordinates, to the extent and in the manner set forth in this Agreement, the payment of all Subordinated Indebtedness to the prior payment in full of all Senior Indebtedness. The rights of Subordinated Creditor to receive any Distribution on account of the Subordinated Indebtedness shall at all times be subject and subordinate to the prior payment in full of the Senior Indebtedness.

2.2. Subordination of Liens and Security Interests. Notwithstanding the order of granting, attaching, or perfecting any lien, security interest, or encumbrance, and notwithstanding any provision of the Uniform Commercial Code or any other applicable law, any lien, security interest, or encumbrance that Subordinated Creditor may now or hereafter hold in any assets of Debtor (including, without limitation, all Collateral described in the Security Agreement) shall be and hereby is subordinated and made junior and inferior in all respects to the rights of Senior Creditor to receive payment of the Senior Indebtedness in full, regardless of whether such rights are unsecured.

2.3. Payment Restrictions. Until the Senior Indebtedness has been paid in full:

(a) No Distribution shall be made by Debtor, and Subordinated Creditor shall not accept, demand, sue for, collect, or receive any Distribution, on account of the Subordinated Indebtedness from any source, including any proceeds of any Sale Transaction or any proceeds of the Collateral.

(b) In the event that Subordinated Creditor receives any Distribution in violation of this Agreement, Subordinated Creditor shall hold such Distribution in trust for the benefit of Senior Creditor and shall immediately deliver such Distribution to Senior Creditor in the form received (with any necessary endorsements) for application to the Senior Indebtedness.

(c) Notwithstanding the foregoing, Subordinated Creditor may receive regularly scheduled payments of interest under the Subordinated Note so long as (i) no Event of Default (as defined in the Senior Note) has occurred and is continuing, and (ii) such payments do not derive from proceeds of any Sale Transaction or any other amounts to which Senior Creditor is entitled under the Senior Note.

2.4. Priority of Senior Creditor’s Payment Rights. The parties acknowledge that although Senior Creditor has not taken a security interest or lien in any property of Debtor, Senior Creditor’s rights to payment under the Senior Note shall be treated in all respects as if Senior Creditor held a first priority security interest in all assets of Debtor and all obligors under the Senior Note. Subordinated Creditor agrees that its security interest and all rights under the Subordinated Loan Documents are at all times junior and subordinate to Senior Creditor’s rights to payment of the Senior Indebtedness.

ARTICLE 3. BANKRUPTCY PROVISIONS

3.1. Subordination in Bankruptcy. The subordination provisions of this Agreement shall continue in full force and effect in any Bankruptcy Proceeding. In any Bankruptcy Proceeding involving Debtor:

(a) All Senior Indebtedness shall first be paid in full before any Distribution is made on account of the Subordinated Indebtedness.

(b) Any Distribution that would otherwise be payable or deliverable to Subordinated Creditor on account of the Subordinated Indebtedness shall be paid or delivered directly to Senior Creditor until the Senior Indebtedness has been paid in full.

(c) Subordinated Creditor shall file a proof of claim (but no other pleadings) with respect to the Subordinated Indebtedness in any Bankruptcy Proceeding, and Senior Creditor is hereby irrevocably authorized and empowered (in the name of Subordinated Creditor or otherwise) to: demand; sue for; collect; receive; file a proof of claim; file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding, or other pleadings made by any person objecting to, or otherwise seeking, the disallowance of the Subordinated Indebtedness or that, in any way, seeks to interfere with or adversely affect the Subordinated Indebtedness; object to or vote on any plan of reorganization; and/or make any filings or motions that, in each case, are deemed to be necessary, in the Senior Creditors sole and absolute discretion, to support, protect and/or advance the rights or interests of the Subordinated Creditor and/or the Subordinated Indebtedness.

3.2. Obligation to Place Senior Creditor in Priority Position. Subordinated Creditor hereby irrevocably covenants and agrees that in any Bankruptcy Proceeding involving Debtor:

(a) Subordinated Creditor shall take such actions as are reasonably requested by Senior Creditor, and shall cooperate fully with Senior Creditor, to ensure that Senior Creditor is placed in a priority position for payment of the Senior Indebtedness ahead of the Subordinated Indebtedness, including without limitation: (i) supporting any motion, plan of reorganization, or other relief that provides for the payment of the Senior Indebtedness in full prior to any Distribution on account of the Subordinated Indebtedness; (ii) voting its claims in favor of any plan of reorganization that provides for payment of the Senior Indebtedness in full prior to payment of the Subordinated Indebtedness; (iii) consenting to or supporting the granting of adequate protection or replacement liens to Senior Creditor; and (iv) not opposing or objecting to any motion, plan, or relief to the extent consistent with and necessary to enforce the subordination provisions of this Agreement; in each case of the foregoing.

(b) Subordinated Creditor shall not, without the prior written consent of Senior Creditor: (i) seek adequate protection of its security interest in any Collateral; (ii) seek relief from the automatic stay in respect of the Collateral; (iii) object to any use of cash collateral proposed or consented to by Senior Creditor; (iv) object to any debtor-in-possession financing proposed or consented to by Senior Creditor; or (v) take any other action in a Bankruptcy Proceeding that would be inconsistent with or adverse to the priority and rights of Senior Creditor under this Agreement.

(c) Subordinated Creditor agrees that, in the event that Debtor files or has filed against it a Bankruptcy Proceeding, Subordinated Creditor shall, to the fullest extent permitted by applicable law, take such actions as are reasonably requested by Senior Creditor to effectuate the intent of this Agreement, including but not limited to, that Senior Creditor receive payment in full of the Senior Indebtedness before any Distribution is made to Subordinated Creditor on account of the Subordinated Indebtedness.

3.3. Post-Petition Interest. In any Bankruptcy Proceeding, to the extent that any claim of Subordinated Creditor for post-petition interest or fees is allowed or paid while the Senior Indebtedness remains outstanding, Subordinated Creditor shall hold such amounts in trust for and immediately turn over such amounts to Senior Creditor for application to the Senior Indebtedness.

3.4. No Challenge to Senior Creditor Claims. Subordinated Creditor shall not challenge, contest, or object to the allowance or priority of any claim of Senior Creditor in any Bankruptcy Proceeding, including any claim based on the Senior Note except in the case of fraud, bad faith, or manifest error.

3.5. Adequate Protection and DIP Financing. If Debtor seeks authority to use cash collateral or to obtain debtor-in-possession financing in any Bankruptcy Proceeding, Subordinated Creditor shall, to the extent requested by Senior Creditor, consent to such use of cash collateral or debtor-in-possession financing and to any liens or superpriority claims granted in connection therewith ranking senior to the liens and claims of Subordinated Creditor, provided such use or financing is designed to maximize the value of Debtor’s assets for the benefit of all creditors.

ARTICLE 4. ENFORCEMENT STANDSTILL

4.1. Standstill. Until the Senior Indebtedness has been paid in full, Subordinated Creditor shall not take any Enforcement Action without the prior written consent of Senior Creditor; provided, however, that Subordinated Creditor may: (a) file a proof of claim in a Bankruptcy Proceeding (subject to Article 3 hereof); and (b) take action to preserve and protect the validity and perfection of its liens, including filing UCC financing statement continuation statements (but not to enforce or foreclose thereon).

4.2. Limitation on Exercise of Remedies. Until the Senior Indebtedness has been paid in full, Subordinated Creditor shall not accelerate any Subordinated Indebtedness, exercise any right of set-off, foreclose upon or realize against any Collateral, apply any proceeds of Collateral or any other property of Debtor to any Subordinated Indebtedness, or exercise any other remedies under the Subordinated Loan Documents, without the prior written consent of Senior Creditor.

ARTICLE 5. REPRESENTATIONS AND WARRANTIES

5.1. Representations of Subordinated Creditor. Subordinated Creditor hereby represents and warrants to Senior Creditor as follows:

(a) Subordinated Creditor is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of Ohio, and has full power and authority to execute, deliver, and perform its obligations under this Agreement.

(b) The execution, delivery, and performance of this Agreement have been duly authorized by all necessary action on the part of Subordinated Creditor and do not conflict with or violate any agreement, instrument, or obligation binding upon Subordinated Creditor.

(c) This Agreement constitutes the legal, valid, and binding obligation of Subordinated Creditor, enforceable against Subordinated Creditor in accordance with its terms, subject to applicable bankruptcy, insolvency, and similar laws affecting creditors’ rights generally and to general principles of equity.

(d) As of the date hereof, the Subordinated Loan Documents constitute the only agreements pursuant to which Debtor is indebted to Subordinated Creditor.

5.2. Representations of Debtor. Debtor hereby represents and warrants to Senior Creditor as follows:

(a) Debtor is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, and has full power and authority to execute, deliver, and perform its obligations under this Agreement.

(b) The execution, delivery, and performance of this Agreement have been duly authorized by all necessary action on the part of Debtor and do not conflict with or violate any agreement, instrument, or obligation binding upon Debtor.

(c) This Agreement constitutes the legal, valid, and binding obligation of Debtor, enforceable against Debtor in accordance with its terms, subject to applicable bankruptcy, insolvency, and similar laws affecting creditors’ rights generally and to general principles of equity.

ARTICLE 6. COVENANTS

6.1. No Amendments to Subordinated Loan Documents. Without the prior written consent of Senior Creditor, Subordinated Creditor shall not amend, modify, supplement, or waive any term or provision of any Subordinated Loan Document if such amendment, modification, supplement, or waiver would: (a) accelerate the maturity or required payment dates thereof; (b) change or add any default or event of default thereunder; or (c) otherwise adversely affect the rights of Senior Creditor hereunder.

6.2. No Additional Indebtedness or Liens. Without the prior written consent of Senior Creditor, neither Subordinated Creditor nor Debtor shall create, incur, assume, or permit to exist any additional indebtedness or any lien, security interest, or encumbrance on any property of Debtor that is senior to or pari passu with Senior Creditor’s rights to payment under the Senior Note, other than the security interests granted under the Security Agreement as expressly subordinated hereby.

6.3. Notices. Subordinated Creditor shall promptly provide written notice to Senior Creditor upon obtaining actual notice of: (a) any default or event of default under any Subordinated Loan Document; (b) the commencement of any Enforcement Action; and (c) any Bankruptcy Proceeding involving Debtor.

6.4. Further Assurances. Each party shall execute and deliver such additional documents, instruments, and agreements, and take such further actions, as may be reasonably necessary or desirable to carry out the purposes and intent of this Agreement.

ARTICLE 7. WAIVERS AND ACKNOWLEDGMENTS

7.1. Waivers by Subordinated Creditor. Subject to the terms of this Agreement, Subordinated Creditor hereby waives any right to require Senior Creditor to: (a) proceed against Debtor or any other obligor under the Senior Note; (b) proceed against or exhaust any security held from Debtor or any other obligor; (c) pursue any other remedy in Senior Creditor’s power with respect to the Senior Indebtedness; or (d) marshal assets of Debtor to the extent permitted by applicable law.

7.2. Acknowledgment of Unsecured Status. The parties acknowledge that Senior Creditor’s claim under the Senior Note is unsecured. Nothing in this Agreement shall be construed to grant Senior Creditor a security interest or lien in any property of Debtor. The subordination and priority provisions herein are contractual in nature and are intended to govern the relative rights and priorities of the parties with respect to Distributions from Debtor and its assets.

7.3. Independent Credit Decision. Each party acknowledges that it has independently and without reliance upon any other party hereto made its own credit analysis and decision to enter into this Agreement and the transactions contemplated hereby.

7.4. Subrogation. Subordinated Creditor shall not exercise any right of subrogation, contribution, reimbursement, or indemnity against Debtor, and shall not exercise any right of recourse to any Collateral or any other security for the Subordinated Indebtedness, until the Senior Indebtedness has been paid in full.

ARTICLE 8. TERM AND TERMINATION

8.1. Term. This Agreement shall remain in full force and effect until the earlier of: (a) payment in full of the Senior Indebtedness; or (b) a written agreement signed by all parties hereto terminating this Agreement. Upon payment in full of the Senior Indebtedness, the subordination provisions herein shall automatically terminate and be of no further force or effect, and the Subordinated Indebtedness shall thereafter be payable and enforceable in accordance with the terms of the Subordinated Loan Documents without restriction.

8.2. Reinstatement. If at any time any payment or Distribution made on account of the Senior Indebtedness is rescinded or must otherwise be returned by Senior Creditor upon the insolvency, bankruptcy, or reorganization of Debtor or otherwise, the subordination provisions of this Agreement shall be reinstated to the same extent as though such payment or Distribution had not been made.

ARTICLE 9. MISCELLANEOUS

9.1. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without regard to conflicts of law principles.

9.2. Jurisdiction. The parties hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of Delaware and the Delaware Court of Chancery for the purpose of any suit, action, or other proceeding arising out of or based upon this Agreement.

9.3. Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings, negotiations, and discussions, whether oral or written, relating to the subject matter hereof.

9.4. Amendments. No amendment, modification, or waiver of any provision of this Agreement shall be effective unless in writing and signed by each of the parties hereto.

9.5. Notices. All notices, demands, or other communications under this Agreement shall be in writing and shall be deemed given when delivered personally, sent by nationally recognized overnight courier, or sent by email with confirmation of receipt, addressed as follows:

If to Senior Creditor: Tacora Capital, LP,

Tacora Capital, LP

Attn: Keri Findley

2505 Pecos Street

Austin, TX 78703

Email: Keri@tacoracap.com

And

Tacora Capital, LP

Attn: Claire Ellison

2505 Pecos Street

Austin, TX 78703

Email: Claire@tacoracap.com

With a copy (not constituting Notice) to:

Bailey & Glasser LLP

Attn: Luke Thomas

94 Long Street, Suite 200

Westover, WV 26501

Email: lthomas@baileyglasser.com

If to Subordinated Creditor: Range Cumberland, LLC:

Range Cumberland, LLC

200 Park Avenue, Suite 400

Orange Village, Ohio 44122

Attn: Michael Cavanaugh, CEO

Email: mrc@rangeimpact.com

With a copy (not constituting Notice) to:

UB Greensfelder LLP

1660 West 2nd Street, Suite 1100

Cleveland, Ohio 44113

Attn: Howard Groedel, Esq.

Email: hgroedel@ubglaw.com

If to Debtor: Cumberland Coal Corporation

Cumberland Coal Corporation

200 Park Avenue, Suite 400

Orange Village, Ohio 44122

Attn: James Davidson, President

Email: jdavidson@aegis-int.com

With a copy (not constituting Notice) to:

UB Greensfelder LLP

1660 West 2nd Street, Suite 1100

Cleveland, Ohio 44113

Attn: Howard Groedel, Esq.

Email: hgroedel@ubglaw.com

or to such other address as a party may designate in writing.

9.6. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Subordinated Creditor shall not assign any of its rights or obligations under this Agreement without the prior written consent of Senior Creditor.

9.7. Severability. If any provision of this Agreement is determined to be illegal, invalid, or unenforceable by a court of competent jurisdiction, the remaining provisions shall remain in full force and effect.

9.8. Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original, and all of which together shall constitute one and the same instrument. Signatures transmitted in PDF format or similar electronic copy shall be deemed original signatures.

9.9. Headings. The headings in this Agreement are for convenience of reference only and shall not affect the interpretation or construction of this Agreement.

9.10. Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

[signature page follows]

IN WITNESS WHEREOF, the parties have executed this Subordination Agreement as of the Effective Date.

SENIOR CREDITOR:

TACORA CAPITAL, LP

By:
Name:	Keri Findley
Title:	Authorized Signatory

SUBORDINATED CREDITOR:

RANGE CUMBERLAND, LLC

By:
Name:	Michael Cavanaugh
Title:	CEO

DEBTOR:

CUMBERLAND COAL CORPORATION

By:
Name:	James Davidson
Title:	President